EXHIBIT NO. 99.(h) 7

MASTER 529 ADMINISTRATIVE SERVICES AGREEMENT

Amended and Restated:

April 1, 2008

February 15, 2011

Exhibit A, as revised:

July 1, 2014 (Redesignation of MFS Cash Reserve Fund as

MFS U.S Government Cash Reserve Fund)

August 28, 2014 (Addition of MFS Lifetime Income Fund)

EXHIBIT A

As of August 28, 2014

FUNDS

Massachusetts Investors Trust

Massachusetts Investors Growth Stock Fund

MFS Series Trust I

MFS U.S. Government Cash Reserve Fund

MFS New Discovery Fund

MFS Research International Fund

MFS Value Fund

MFS Series Trust III

MFS High Income Fund

MFS Series Trust IV

MFS Mid Cap Growth Fund

MFS Series Trust V

MFS International New Discovery Fund

MFS Total Return Fund

MFS Series Trust IX

MFS Limited Maturity Fund

MFS Research Bond Fund

MFS Series Trust X

MFS Aggressive Growth Allocation Fund

MFS Conservative Allocation Fund

MFS Growth Allocation Fund

MFS International Diversification Fund

MFS Moderate Allocation Fund

MFS Series Trust XI

MFS Mid Cap Value Fund

MFS Series Trust XII

MFS Lifetime Income Fund